QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of Select Medical Corporation of our report dated February 26, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Select Medical Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings "Summary Historical Consolidated Financial and Other Data" and "Selected Historical Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP Philadelphia, PA August 14, 2013

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM